Exhibit10.27

EXECUTION VERSION

This instrument and the rights and obligations evidenced hereby are subordinate in the manner and to the extent set forth in that certain Subordination and Intercreditor Agreement (the “Term Subordination Agreement”) dated as of January 9, 2023 by and among Maker (as hereinafter defined), Williams Industrial Services Group, L.L.C., a Delaware limited liability company (“WISG”), Williams Industrial Services, LLC, a Georgia limited liability company (“WISI”), Williams Specialty Services, LLC, a Georgia limited liability company (“WSS”), Williams Plant Services, LLC, a Georgia limited liability company (“WPS”), Williams Global Services, Inc., a Georgia corporation (“Global”), Construction & Maintenance Professionals, LLC, a Georgia limited liability company (“Construction”, and together with Maker, WISG, WISI, WSS, WPS and Global, each a “Term Borrower” and, collectively, “Term Borrower”), Global Power Professional Services Inc. a Delaware corporation (“Power”), GPEG, LLC, a Delaware limited liability company (“GPEG”), Steam Enterprises LLC, a Delaware limited liability company (“Steam”), WISG Canada Ltd., a limited company formed in the province of British Columbia, Canada (“WISG Canada”), WISG Nuclear Ltd., a limited company formed in the province of British Columbia, Canada (“WISG Nuclear”), WISG Electrical Ltd., a limited company formed in the province of British Columbia, Canada (“WISG Electrical”), WISG Electrical, LLC, a New York limited liability company (“WISG Electrical NY”, and together with Power, GPEG, Steam, WISG Canada, WISG Nuclear and WISG Electrical, each a “Term Guarantor” and, collectively, “Term Guarantor”) and EICF Agent LLC (“Term Agent”) and the other parties thereto, to the indebtedness (including interest) owed by Term Borrower pursuant to that certain Term Loan, Guarantee and Security Agreement dated as of December 16, 2020, among Term Borrower, Term Guarantor, Term Agent and the other parties from time to time party thereto, as such Term Loan, Guarantee and Security Agreement has been and hereafter may be amended, supplemented or otherwise modified from time to time; and each holder of this instrument, by its acceptance hereof, irrevocably agrees to be bound by the provisions of the Term Subordination Agreement.

This instrument and the rights and obligations evidenced hereby are subordinate in the manner and to the extent set forth in that certain Subordination and Intercreditor Agreement (the “Revolver Subordination Agreement”, and together with the Term Subordination Agreement, the “Subordination Agreements”) dated as of January 9, 2023 by and among Maker, WISG, WISI, WSS, WPS, Global, Construction, WISG Electrical NY (WISG Electrical NY, and together with Maker, WISG, WISI, WSS, WPS, Global and Construction, each a “Revolver Borrower” and, collectively, “Revolver Borrower”), Power, GPEG, Steam, WISG Canada, WISG Nuclear, WISG Electrical (WISG Electrical, and together with Power, GPEG, Steam, WISG Canada and WISG Nuclear, each a “Revolver Guarantor” and, collectively, “Revolver Guarantor”) and PNC Bank, National Association (“Revolver Agent”) and the other parties thereto, to the indebtedness (including interest) owed by Revolver Borrower pursuant to that certain Revolving Credit and Security Agreement dated as of December 16, 2020, among Revolver Borrower, Revolver Guarantor, Revolver Agent and the other parties from time to time party thereto, as such Revolving Credit and Security Agreement has been and hereafter may be amended, supplemented or otherwise modified from time to time; and each holder of this instrument, by its acceptance hereof, irrevocably agrees to be bound by the provisions of the Revolver Subordination Agreement.

WILLIAMS INDUSTRIAL SERVICES GROUP INC.

UNSECURED PROMISSORY NOTE

$350,000.00	New York, New York
No. WISG-2	Dated: January 9, 2023

FOR VALUE RECEIVED, WILLIAMS INDUSTRIAL SERVICES GROUP INC., a Delaware corporation (“Maker”) promises to pay to WYNNEFIELD PARTNERS SMALL CAP VALUE, L.P., a Delaware limited partnership (“Payee”), in lawful money of the United States of America, the principal sum of THREE HUNDRED FIFTY THOUSAND DOLLARS ($350,000.00) (the “Principal Amount”), together with interest from the date of this Unsecured Promissory Note (this “Note”) until the date the Principal Amount is paid in full on the unpaid Principal Amount at a rate equal to eight percent (8%) per annum, compounded annually, in the manner provided below; provided, that (i) after the occurrence of any Event of Default (as hereinafter defined) (whether or not such Event of Default is waived) and (ii) during all periods after December 23, 2025, interest shall be payable at a rate equal to thirteen percent (13.0%) per annum, compounded annually (the “Default Rate”). Interest shall be calculated on the basis of the actual days elapsed and a year of 365 days. This Note is one of the Wynnefield Notes (as hereinafter defined).

1.PAYMENTS

1.1PRINCIPAL AND INTEREST. The Principal Amount of this Note, and all accrued and unpaid interest on the Principal Amount, shall be due and payable upon the earliest to occur of (i) December 23, 2025, (ii) a Change of Control (as hereinafter defined), (iii) (a) the incurrence of Refinance Indebtedness (as hereinafter defined) or (b) the extension of the maturity date of either of the Senior Facilities (as hereinafter defined) beyond the December 23, 2025 stated maturity date of this Note and (iv) an acceleration by Payee following the occurrence of an Event of Default (as hereinafter defined) (such earliest date, the “Maturity Date”).

1.2MANNER OF PAYMENT. All payments of principal and accrued interest on this Note shall be made to Payee by wire transfer or certified funds or cashiers check delivered to Payee at 450 7th Avenue, Suite 509, New York, New York 10123, or at such other address as Payee shall designate to Maker in accordance with Section 6.8 of this Note. If the payment of principal or interest on this Note, or the determination of the interest rate of this Note, is due or becomes determinable on a day that is not a Business Day, such payment shall be due (or determination rendered) on the next succeeding Business Day. “Business Day” means any day other than a Saturday, Sunday or legal holiday or other day on which banks are required or authorized by law to be closed in the State of New York.

1.3PREPAYMENT. Maker may, without premium or penalty, at any time and from time to time, prepay all or any portion of the outstanding principal balance or interest due under this Note. Notwithstanding the foregoing, the Maker shall pay the Exit Fee (as hereinafter defined) in accordance with Section 5.3 hereof.

2.DEFAULTS; FEES AND EXPENSES

2.1EVENTS OF DEFAULT. The occurrence of any one or more of the following events shall constitute an event of default hereunder (each an “Event of Default”):

(a)(i) a breach or other default shall occur (that is not cured within any applicable cure or grace period or waived) under the other Wynnefield Note or the Guaranty (each as hereinafter defined), or (ii) an “Event of Default” shall occur (that is not cured within any applicable cure or grace period or waived) under either of the Senior Facilities and such Event of Default (x) involves the failure to make any payment (whether or not such payment is blocked pursuant to the terms of an intercreditor agreement or otherwise), whether of principal, interest or otherwise, and whether due by scheduled maturity, required prepayment, acceleration, demand or otherwise and such failure continues after the applicable grace or notice period, if any, specified in the document relating thereto, in respect of either of the Senior Facilities, or (y) causes (or permits any holder of such indebtedness or a trustee to cause) such indebtedness under either of the Senior Facilities, or a portion thereof, to become due prior to its stated maturity or prior to its regularly scheduled date of payment; or

(b)any payment due pursuant to Section 1.1 or 5.3 of this Note is not received by the Payee on the date due; or

(c)if, pursuant to or within the meaning of the United States Bankruptcy Code or any other federal or state law relating to insolvency or relief of debtors (a “Bankruptcy Law”), Maker or any Guarantor (as hereinafter defined) shall (i) commence a voluntary case or proceeding; (ii) consent to the entry of an order for relief against it in an involuntary case; (iii) consent to the appointment of a trustee, receiver, assignee, liquidator or similar official; (iv) make an assignment for the benefit of its creditors; or (v) admit in writing its inability to pay its debts as they become due; or

(d)if a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that (i) is for relief against Maker or a Guarantor in an involuntary case, (ii) appoints a trustee, receiver, assignee, liquidator or similar official for Maker or a Guarantor or a substantial portion of its respective properties, or (iii) orders the liquidation of Maker or a Guarantor and in each case the order or decree is not stayed or dismissed within sixty (60) days; or

(e)any money judgments, writs or warrants of attachment, or similar processes in excess of Five Hundred Thousand Dollars ($500,000) in the aggregate shall be entered or filed against the Maker, any Guarantor or any of their respective assets and/or properties which remains unpaid, unvacated, unbonded or unstayed for a period of sixty (60) consecutive days; or

(f)this Note shall be disaffirmed or shall terminate, be terminable or be terminated or become void, invalid or unenforceable or otherwise cease to be in full force and effect for any reason whatsoever other than the expiration of this Note following the payment of all obligations of the Maker to the Payee under this Note; or

(g)the Maker shall assert the invalidity or unenforceability of the Note for any reason other than payment in full of the obligations of the Maker to the Payee hereunder; or

(h)any representation or warranty made by the Maker in this Note or in the Guaranty by a Guarantor shall prove to have been false in any material respect when made; or

(i)(i) the consummation of a Change of Control (as hereinafter defined), (ii) the incurrence of Refinance Indebtedness (as hereinafter defined), or (iii) the extension of the maturity date of either of the Senior Facilities beyond the December 23, 2025 stated maturity date of this Note; or

(j)any covenant, obligation, condition or agreement of the Maker contained in this Note (not otherwise covered by clauses (a)-(i) of this Section 2.1) is breached, violated or not complied with by the Maker and such breach, violation or non-compliance is not cured within ten (10) Business Days after written notice thereof from the Payee to the Maker.

2.2NOTICE OF DEFAULT BY MAKER. Maker shall promptly notify Payee of the occurrence of any Event of Default of which Maker becomes aware.

2.3REMEDIES. Upon the occurrence of an Event of Default hereunder, Payee may, at its option, (i) by written notice to Maker, declare the entire unpaid Principal Amount of this Note, together with all accrued and unpaid interest thereon, the Exit Fee and any other sums due under this Note, immediately due and payable regardless of any prior forbearance, and/or (ii) exercise any and all rights and remedies available to it under applicable law, including, without limitation, the right to collect from Maker all sums due under this Note. From and after the occurrence and continuation of an Event of Default, interest will begin accruing on the entire unpaid balance due under this Note at the Default Rate. The provisions herein for a Default Rate shall not be deemed to extend the time for any payment hereunder or to constitute a “grace period” giving Maker a right to cure any default.

2.4FEES AND EXPENSES; INDEMNIFICATION.

(a)The Maker hereby agrees to pay on demand all documented charges, costs and expenses (including, without limitation, reasonable attorneys’ fees and expenses) incurred by Payee in connection with: (a) the preparation, negotiation, execution, and delivery of this Note and any and all amendments, modifications, renewals, extensions, and supplements hereof and hereto, (b) any Event of Default and the enforcement of this Note, (c) all transfer, stamp, documentary, or other similar taxes, assessments, or charges levied by any governmental authority in respect of this Note and (d) all other costs and expenses incurred by Payee in connection with this Note, any litigation, dispute, suit, proceeding or action, the enforcement of its rights and remedies hereunder, including any advances, charges, costs and expenses that may be incurred in any effort to enforce any of the provisions of this Note or in connection with collecting against the Maker under this Note or otherwise enforcing or preserving any rights under this Note, and the protection of its interests in bankruptcy, insolvency or other legal proceedings.

(b)The Maker shall defend, indemnify and hold harmless Payee, its affiliates and their respective officers, directors, equityholders, members, partners, managers, employees, agents, representatives, successors and assigns (collectively, the “Payee Indemnitees”) from and against, and pay or reimburse Payee Indemnitees for, any and all losses, claims, damages, liabilities and other expenses (including, without limitation, reasonable attorneys’ fees and expenses) sustained, incurred, imposed on or suffered by any Payee Indemnitees, or asserted against any Payee Indemnitees by any third party, resulting from, arising out of or relating to: (i) any breach of any representation or warranty of the Maker contained in Section 3 of this Note or (ii) any breach, failure or non-fulfillment by the Maker of any covenant, agreement or obligation to be performed by the Maker pursuant to this Note, except to the extent that any such losses, claims, damages, liabilities and other expenses ) are finally determined by a non-appealable court order by a court of competent jurisdiction to have resulted solely from such Payee Indemnitees’ willful misconduct or gross negligence.

3.REPRESENTATIONS AND WARRANTIES. The Maker is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation. No provision of applicable law or Maker’s Certificate of Incorporation or Bylaws, or of any material agreement, instrument or other document to which it is a party or by which any of its assets are bound has been, or will be violated by, (a) the execution by Maker of this Note, or (b) the performance or satisfaction of any agreement or condition herein or therein contained upon its part to be performed or satisfied. All requisite corporate authorizations for such execution, delivery, performance, and satisfaction by the Maker have been duly obtained. This Note is a legal, valid, and binding obligation of Maker, enforceable against Maker in accordance with its terms, subject to laws of general application relating to bankruptcy, insolvency and the relief of debtors and rules of law governing specific performance, injunctive relief or other equitable remedies. Maker is not in default in the performance, observance, or fulfillment of any of the terms or conditions of its Certificate of Incorporation or Bylaws. No consent, authorization, waiver by or filing with any governmental agency, administrative body or other third party is required in connection with the execution, delivery or performance of this Note by Maker, except for any such consents, authorizations, waivers or filings that have been given or made and are in full force and effect.

4.DEFINITIONS. As used in this Note, the following capitalized terms shall have the following meanings:

“Bankruptcy Law” has the meaning given thereto in Section 2.1(c) of this Note.

“Business Day” has the meaning given thereto in Section 1.2 of this Note.

“Change of Control” means the occurrence of (i) any transaction or series of related transactions that results in a “person” or “group” (within the meaning of Section 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended), becoming the "beneficial owner" (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended), directly or indirectly, of more than fifty percent (50%) of the outstanding voting securities of the Maker having the right to vote for the election of members of the Board of Directors of the Maker, (ii) any reorganization, merger or consolidation of the Maker, other than a transaction or series of related transactions in which the holders of the voting securities of the Maker outstanding immediately prior to such transaction or series of related transactions retain, immediately after such transaction or series of related transactions, at least a majority of the total voting power represented by the outstanding voting securities of the Maker or such other surviving or resulting entity, (iii) a sale, lease or other disposition of either (A) a majority of the consolidated tangible assets of Maker and the Guarantors taken as a whole or (B) a majority of the consolidated assets of the Maker and the Guarantors taken as a whole or (iv) the Maker shall fail to own, directly or indirectly, 100% of the total voting power of the Guarantors.

“Default Rate” has the meaning given thereto in the first paragraph of this Note.

“Event of Default” has the meaning given thereto in Section 2.1 of this Note.

“Exit Fee” shall mean the fee payable by Maker to Payee pursuant to Section 5.3 hereof.

“Guarantors” means Williams Industrial Services Group, L.L.C., a Delaware limited liability company, Williams Industrial Services, LLC, a Georgia limited liability company, Williams Specialty Services, LLC, a Georgia limited liability company, Williams Plant Services, LLC, a Georgia limited liability company, Williams Global Services, Inc., a Georgia corporation, Construction & Maintenance Professionals, LLC, a Georgia limited liability company, WISG Electrical, LLC, a New York limited liability company, Global Power Professional Services Inc. a Delaware corporation, GPEG, LLC, a Delaware limited liability company, Steam Enterprises LLC, a Delaware limited liability company, WISG

Canada Ltd., a limited company formed in the province of British Columbia, Canada, WISG Nuclear Ltd., a limited company formed in the province of British Columbia, Canada, and WISG Electrical Ltd., a limited company formed in the province of British Columbia, Canada, (and each individually a “Guarantor”).

“Guaranty” means that certain Guaranty, dated as of the date hereof, made by the Guarantors with respect to this Note, as may be amended, restated or otherwise modified from time to time in accordance with the terms thereof.

“Indebtedness” shall have the meaning set forth in the Term Loan Facility as of the date hereof.

“Maker” has the meaning given thereto in the introductory paragraph of this Note.

“Maturity Date” has the meaning given thereto in Section 1.1 of this Note.

“Note” has the meaning given thereto in the introductory paragraph of this Note.

“Payee” has the meaning given thereto in the introductory paragraph of this Note.

“Principal Amount” has the meaning given thereto in the introductory paragraph of this Note.

“Refinance Indebtedness” shall mean Indebtedness which represents extensions, renewals, refinancing or replacements of Indebtedness incurred under the Senior Facilities.

“Revolving Credit Facility” means that certain Revolving Credit and Security Agreement, dated as of December 16, 2020 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time), by and among the Maker, Williams Industrial Services Group, L.L.C., a Delaware limited liability company, Williams Industrial Services, LLC, a Georgia limited liability company, Williams Specialty Services, LLC, a Georgia limited liability company, Williams Plant Services, LLC, a Georgia limited liability company, Williams Global Services, Inc., a Georgia corporation, Construction & Maintenance Professionals, LLC, a Georgia limited liability company, and WISG Electrical, LLC, a New York limited liability company, as borrowers; Global Power Professional Services Inc. a Delaware corporation, GPEG, LLC, a Delaware limited liability company, Steam Enterprises LLC, a Delaware limited liability company, WISG Canada Ltd., a limited company formed in the province of British Columbia, Canada, WISG Nuclear Ltd., a limited company formed in the province of British Columbia, Canada, and WISG Electrical Ltd., a limited company formed in the province of British Columbia, Canada, as guarantors; the lenders party thereto from time to time; and PNC Bank, National Association, as agent for the lenders thereto.

“Senior Facilities” means the Revolving Credit Facility and the Term Loan Facility.

“Subordination Agreements” shall have the meaning set forth in the legends located at the beginning of this Note.

“Term Loan Facility” means that certain Term Loan, Guarantee and Security Agreement, dated as of December 16, 2020 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time), by and among the Maker, Williams Industrial Services Group, L.L.C., a Delaware limited liability company, Williams Industrial Services, LLC, a Georgia limited liability company, Williams Specialty Services, LLC, a Georgia limited liability company, Williams Plant Services, LLC, a Georgia limited liability company, Williams Global Services, Inc., a Georgia corporation, and Construction & Maintenance Professionals, LLC, a Georgia limited liability company, as borrowers;

Global Power Professional Services Inc. a Delaware corporation, GPEG, LLC, a Delaware limited liability company, Steam Enterprises LLC, a Delaware limited liability company, WISG Canada Ltd., a limited company formed in the province of British Columbia, Canada, WISG Nuclear Ltd., a limited company formed in the province of British Columbia, Canada, WISG Electrical Ltd., a limited company formed in the province of British Columbia, Canada, and WISG Electrical, LLC, a New York limited liability company, as guarantors; the lenders party thereto from time to time; and EICF AGENT LLC, a Delaware limited liability company, as agent for the lenders thereto.

“Wynnefield Notes” means each of this Note and that certain unsecured promissory note (No. WISG-1) made by the Maker on the date hereof in the original principal amount of FOUR HUNDRED THOUSAND DOLLARS ($400,000.00) and originally payable to Wynnefield Partners Small Cap Value, L.P. I, as amended, restated, replaced or otherwise modified from time to time in accordance with the terms thereof

5.COVENANTS

5.1USE OF PROCEEDS. Maker shall use the Principal Amount of this Note for working capital and general corporate purposes.

5.2FINANCIAL REPORTING.

(a)Maker shall deliver to Payee, concurrently with the delivery under the Senior Facilities, copies of all notices (other than borrowing notices) and financial reporting materials and deliverables required to be delivered by Maker under either of the Senior Facilities.

(b)Maker shall deliver to Payee and to the Maker’s Board of Directors, as soon as available, but in any event no later than fifteen (15) Business Days after the end of each fiscal month (provided, that with respect to fiscal months ending in December, Maker shall have 30 calendar days): (i) unaudited consolidated monthly profit and loss statements and (ii) unaudited consolidated monthly cash flow statements, in each case as at the end of such fiscal month and the portion of the then-current fiscal year then ended and prepared in accordance with generally accepted accounting principles of the United States, subject only to normal year-end audit adjustments and the absence of footnotes.

5.3EXIT FEE. In addition to all principal, accrued interest and other amounts payable by the Maker under this Note, the Maker shall pay to the Payee an amount equal to FORTY THOUSAND DOLLARS ($40,000.00) upon the earlier to occur of: (i) an Event of Default or (ii) the payment in full of this Note.

6.MISCELLANEOUS

6.1WAIVER GENERALLY. The rights and remedies of Payee under this Note shall be cumulative and not alternative. No waiver by Payee of any right or remedy under this Note shall be effective unless in a writing signed by Payee. Neither the failure nor any delay in exercising any right, power or privilege under this Note will operate as a waiver of such right, power or privilege and no single or partial exercise of any such right, power or privilege by Payee will preclude any other or further exercise of such right, power or privilege or the exercise of any other right, power or privilege. To the maximum extent permitted by applicable law, (a) no claim or right of Payee arising out of this Note can be discharged by Payee, in whole or in part, by a waiver or renunciation of the claim or right unless in a writing, signed by Payee; (b) no waiver that may be given by Payee will be applicable except in the specific instance for which it is given; and (c) no notice to or demand on Maker will be deemed to be a waiver of any obligation of Maker or of the right of Payee to take further action without notice or demand as provided in this Note.

6.2WAIVER BY MAKER. Maker hereby waives all right to notice of acceptance, default, presentment, and notice of dishonor.

6.3SEVERABILITY. If any provision in this Note is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Note will remain in full force and effect. Any provision of this Note held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

6.4APPLICABLE LAW; JURISDICTION; WAIVER OF JURY TRIAL. THIS NOTE SHALL BE GOVERNED BY AND INTERPRETED UNDER THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED THEREIN, WITHOUT GIVING EFFECT TO THE PRINCIPLES OF CONFLICTS OF LAW OTHER THAN SECTION 5-1401 OF THE GENERAL OBLIGATION LAWS OF NEW YORK. THE MAKER HEREBY IRREVOCABLY CONSENTS THAT ANY LEGAL ACTION OR PROCEEDING AGAINST THE MAKER ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS NOTE MAY BE INSTITUTED IN ANY STATE COURT OF GENERAL JURISDICTION OR ANY UNITED STATES FEDERAL COURT LOCATED IN THE COUNTY OF NEW YORK IN THE STATE OF NEW YORK AND MAKER HEREBY SUBMITS TO THE JURISDICTION AND VENUE OF SUCH COURTS. THE MAKER FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS ARISING OUT OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY POSTAGE PREPAID CERTIFIED OR REGISTERED FIRST- CLASS MAIL, RETURN RECEIPT REQUESTED, TO THE MAKER AT THE ADDRESS SPECIFIED IN SECTION 6.8 (OR SUCH OTHER ADDRESS PROVIDED TO PAYEE IN A NOTICE DELIVERED PURSUANT TO SECTION 6.8 FOR SUCH PURPOSES). THE FOREGOING, HOWEVER, SHALL NOT LIMIT THE RIGHT OF PAYEE TO SERVICE OF PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE ANY LEGAL ACTION OR PROCEEDING OR TO OBTAIN EXECUTION OF JUDGMENT IN ANY APPROPRIATE JURISDICTION. IN THE EVENT OF LITIGATION OVER ANY MATTER CONNECTED WITH THIS NOTE. THE RIGHT TO A TRIAL BY JURY IS HEREBY WAIVED BY THE MAKER.

6.5SECTION HEADINGS; CONSTRUCTION. The headings of Sections in this Note are provided for convenience only and will not affect its construction or interpretation. All references to “Section” or "Sections" refer to the corresponding Section or Sections of this Note unless otherwise specified. All words used in this Note will be construed to be of such gender or number as the circumstances require. Unless otherwise expressly provided, the words “hereof” and “hereunder” and similar references refer to this Note in its entirety and not to any specific section or subsection hereof.

6.6USURY SAVINGS CLAUSE. Anything in this Note to the contrary notwithstanding, the obligation of the Maker to make payments of interest shall be subject to the limitation that payments of interest shall not be required to be made to the extent that the Payee’s receipt thereof would not be permissible under the law or laws applicable to it limiting rates of interest which may be charged or collected by it. Any such amount of interest which is not paid as a result of the limitation referred to in the preceding sentence shall be carried forward and paid by the Maker to the Payee on the earliest date or dates on which any interest is payable under this Note and on which the receipt thereof is permissible under the laws applicable to the Payee limiting rates of interest which may be charged or collected by the Payee. Such payment shall be made as additional interest for the month preceding such interest payment date. Such deferred payments shall not bear interest.

6.7TIME OF THE ESSENCE. Wherever time is specified for the doing or performance of any act herein, time shall be considered of the essence.

6.8NOTICES. Any notice, demand, claim or other communication under this Note shall be in writing and shall be sent by certified mail, return receipt requested, postage prepaid; facsimile transmission (with proof of sending); email transmission; or overnight courier to the following addresses (or to such other address as a party to receive such notice shall specify to the other parties hereto in accordance with the provisions of this section):

If to Payee:

WYNNEFIELD PARTNERS SMALL CAP VALUE, L.P.

450 7th Avenue, Suite 509

New York, New York 10123

Attn: Nelson Obus

Email: nobus@wynnefieldcapital.com

with a copy to:

Kane Kessler, P.C.

600 Third Avenue, 35th Floor

New York, New York 10016

Attn: Robert Lawrence, Esq.

Email: rlawrence@kanekessler.com

If to Maker:

WILLIAMS INDUSTRIAL SERVICES GROUP INC.

200 Ashford Center North, Suite 425

Atlanta, Georgia 30338

Attn: Randy Lay

Email: rlay@wisgrp.com

with a copy to:

Thompson Hine LLP

127 Public Square, Suite 3900

Cleveland, Ohio 44114

Attn: Katherine D. Brandt, Esq.

Email: katherine.brandt@thompsonhine.com

All such notices and communications shall be deemed effective as follows: if mailed, on the third Business Day following deposit in the mail, or if by overnight courier, on the first Business Day following delivery to the courier; provided, that if such day is not a Business Day, such notice or communication shall be deemed effective on the next succeeding Business Day.

6.9PARI PASSU NOTES. Payee acknowledges and agrees that the payment of all or any portion of the outstanding principal amount of this Note and all interest hereon shall be pari passu in right of payment and in all other respects to the other Wynnefield Note. In the event Payee receives payments in excess of its pro rata share of the Maker’s payments to the holders of the Wynnefield Notes, then Payee shall hold in trust all such excess payments for the benefit of the holder of the other Wynnefield Note and shall pay such amounts held in trust to such other holder upon demand by such holder.

6.10ASSIGNMENT. This Note may be assigned in whole or in part by the Payee to additional payees, with the prior written consent of the Maker so long as no Event of Default then exists, provided that no such assignment shall be in respect of an amount of less than $50,000 and any such additional payee agrees in writing to be bound by the Subordination Agreements. In the event of such assignment, Payee agrees to return the original of this Note to Maker for cancellation and the issuance of an amended and restated Note, or split this Note into more than one note of equal tenor, containing the same terms as set forth herein provided that any new note(s) shall together reflect the outstanding Principal Amount at the time of issuance plus any accrued and unpaid interest and, prior to any reissuance, Payee shall provide reasonable evidence of the assignment of such Note.

(signature page follows)

lN WITNESS WHEREOF, Maker has executed and delivered this Note as of the date first stated above.

WILLIAMS INDUSTRIAL SERVICES
GROUP INC.
(Maker)

By:	/s/ Charles E. Wheelock
Name: Charles E. Wheelock
Title: Senior Vice President, Chief
Administrative Officer, General Counsel and
Secretary

[Signature Page toUnsecured Promissory Note]

PAYEE:

Agreed and Accepted:

WYNNEFIELD PARTNERS SMALL CAP VALUE, L.P.

By: WYNNEFIELD CAPITAL MANAGEMENT, LLC,
its General Partner

By:/s/ Nelson Obus
Name: Nelson Obus
Title: Co-Manaigng Member

[Signature Page to Unsecured Promissory Note]